Exhibit 10.1
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 11th day of October, 2018, by and between (a) SILICON VALLEY BANK, a California corporation (“Bank”), (b) ZUORA, INC., a Delaware corporation (“Zuora”) and ZUORA SERVICES, LLC, a Delaware limited liability company (“Services”; Zuora and Services are referred to herein, each and together, jointly and severally, as “Initial Borrower”), and (c) immediately following the consummation of the Acquisition, LEEYO SOFTWARE, INC., a Delaware corporation (“Leeyo”; Initial Borrower and, immediately following the consummation of the Acquisition, Leeyo, are referred to herein, each and together, jointly and severally, as “Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 14, 2017, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.3 (Term Loan). Section 2.3(b) is hereby amended and restated as follows:
“(b)    Repayment. Commencing on the first Payment Date following the Effective Date, and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of the Term

Loan Advances at the rate set forth in Section 2.5(a)(ii). Commencing on June 30, 2019, and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan Advances in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest as set forth above. All outstanding principal and accrued and unpaid interest under the Term Loan Advances, and all other outstanding Obligations with respect to the Term Loan Advances, are due and payable in full on the Term Loan Maturity Date. For the avoidance of doubt, the parties agree that the Draw Period has expired as of the First Amendment Effective Date.”
2.2    Section 2.5 (Payment of Interest on the Credit Extensions). Section 2.5(a) is hereby amended and restated as follows:
“    (a)    Interest Rate.

(i)    Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one percent (1.00%) below the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(d) below.
(ii)    Term Loan Advances. Subject to Section 2.5(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a floating per annum rate equal to one percent (1.00%) below the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(d) below.”

2.3    Section 6.10 (Protection and Registration of Intellectual Property Rights). Section 6.10 shall be amended and restated as follows:
“    6.10 Protection and Registration of Intellectual Property Rights.
(a)    Use all commercially reasonable efforts to protect, defend and maintain the validity and enforceability of Intellectual Property material to the operation of Borrower’s business.
(b)    Borrower shall take such commercially reasonable steps as Bank requests to attempt to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.”
2.4    Section 6.3 (Beneficial Ownership Certification). Section 6.3 shall be amended and restated as follows:

“     6.3     Beneficial Ownership Certification. Borrower shall provide Bank with prompt written notice of any changes to the beneficial ownership information set out in Exhibit A to the First Amendment. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.5    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“    “Revolving Line” is an aggregate principal amount equal to Thirty Million Dollars ($30,000,000).”
“    “Revolving Line Maturity Date” is the date that is thirty-six (36) months from the First Amendment Effective Date”

“    “Term Loan Maturity Date” is the earlier to occur of (a) the occurrence and continuance of an Event of Default or (b) June 30, 2022.”

2.6    Section 13 (Definitions). Clauses (f)-(g) in the definition of “Permitted Acquisition” is amended and restated as follows:
“    (f)    the total consideration, including cash and the value of any non-cash consideration for all such Acquisitions, does not exceed Fifty Million Dollars ($50,000,000) in the aggregate in any twelve (12) month period and shall be approved by the Board;

(g)    after giving effect to the consummation of such Acquisition, (i) on a pro forma twelve (12) month basis, Borrower shall be in compliance with the financial covenant set forth in Section 6.9 and (ii) Borrower’s unrestricted and unencumbered (other than the Lien in favor of Bank) cash and Cash Equivalents at Bank shall be greater than One Hundred Million Dollars ($100,000,000);”

2.7    Section 13 (Definitions). Clauses (c) in the definition of “Permitted Liens” is amended and restated as follows:
“    (c)    purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Seven Million Dollars ($7,000,000) in the aggregate amount outstanding at any time, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

2.8    Section 13 (Definitions). The following definitions are hereby inserted into their appropriate alphabetical position:

“    “First Amendment” that certain First Amendment to Loan and Security Agreement between Borrower and Bank dated as of the First Amendment Effective Date.”
“    “First Amendment Effective Date” is October 11, 2018.”
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except with respect to Zuora, Inc. as set forth in the Secretary’s Certificate provided as of the date of this Amendment;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 14, 2017 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein), which list shall be amended and restated in its entirety as set forth on Exhibit 1 attached hereto and (b) shall remain in full force and effect.
6.    [Reserved].
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.    Effectiveness. This Amendment shall be deemed effective upon
(a)    the due execution and delivery to Bank of this Amendment by each party hereto,
(b)    Borrower’s payment of Bank’s legal fees and expenses not to exceed Twenty Thousand Dollars ($20,000) incurred in connection with this Amendment,
(c)    the Operating Documents (if modified since last delivered to Bank) and good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to date hereof,

(d)    a secretary’s certificate of Borrower with respect to such Borrower’s Operating Documents and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out on the CDD Attestation with respect to Zuora, Inc. is true, complete and correct and agrees to promptly provide any updates to the information set forth herein.

ZUORA, INC.

By     /s/ Tyler Sloat
Name: Tyler Sloat
Title: Chief Financial Officer

LEEYO SOFTWARE, INC.

By    /s/ Tyler Sloat
Name: Tyler Sloat
Title: President and Treasurer

ZUORA SERVICES, LLC

By     /s/ Tyler Sloat
Name: Tyler Sloat
Title:    President and CEO

BANK:

SILICON VALLEY BANK

By     /s/ Ashlee Kaji
Name: Ashlee Kaji
Title: Director

Signature Page to First Amendment